UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                              _____________

                                FORM 8-K
                              _____________


                              CURRENT REPORT
                   Pursuant To Section 13 or 15(D) of The
                      Securities Exchange Act of 1934

                              _____________

   Date of report (Date of earliest event reported):        October 5, 2004


                      FOOD TECHNOLOGY SERVICE, INC.
              (Exact Name of Registrant as Specified in Charter)


      Florida                           0-19047                 59-2618503


(State or Other Jurisdiction     (Commission File Number)   (I.R.S. Employer

    of Incorporation)                                        Identification No.)







                           502 Prairie Mine Road
                         Mulberry, Florida  33860
              (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code:  (863) 425-0039


                                   N/A

         (Former Name or Former Address, if Changed Since Last Report)








        Item 3.01 - Notice of Delisting for Failure to Satisfy a Continued
                         Listing Rule or Standard.


Food Technology Service, Inc., (NASDAQ VIFL) announced today that it has received a letter from The Nasdaq Stock Market, notifying the company of its failure to maintain a minimum bid price of $1.00 over the preceding 30 consecutive trading days as required by Nasdaq Marketplace Rule 4310(c)(4).

The letter stated that the company has until April 4, 2005 to demonstrate compliance by maintaining a minimum closing bid of at least $1.00 for a minimum of 10 consecutive trading days or its securities will be delisted from the Nasdaq SmallCap Market.

Food Technology Service, Inc. President and CEO Dr. Richard Hunter said, "After record earnings in 2003, we had losses during the first two quarters of 2004 due to the departure of a large customer that uses our services intermittently. However, the number of customers who require our services on a regular basis has grown rapidly and I am confident that our revenues will continue to improve."



                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FOOD TECHNOLOGY SERVICE, INC.



                         By:   /s/ Richard G. Hunter, Ph.D.

                              Richard G. Hunter, Ph.D.
                              Chief Executive Officer


Dated:  October 11, 2004